Exhibit 6.13

INTERCOMPANY SUBORDINATION AGREEMENT	SUGARFINA CORPORATION, a
Delaware corporation,
SUGARFINA IP LLC, a Delaware
limited liability company,
SUGARFINA USA LLC, a
Delaware limited liability
company, SUGARFINA GLOBAL
LLC, a Delaware limited liability
company AND SUGARFINA
GLOBAL CANADA LTD, a
Canadian company
as “Borrower”

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Agreement”), dated as of May ___, 2022, is made by and between SUGARFINA CORPORATION, a Delaware corporation, SUGARFINA IP LLC, a Delaware limited liability company, SUGARFINA USA LLC, a Delaware limited liability company, SUGARFINA GLOBAL LLC, a Delaware limited liability company and SUGARFINA GLOBAL CANADA LTD, a Canadian company (individually and collectively, “Borrower”), BRISTOL LUXURY GROUP LLC, a Delaware limited liability company (“Parent”) (Parent and Borrower and any Affiliate who becomes are party hereto are sometimes collectively referred to herein as, “Obligors” and individually as an “Obligor”), on the one hand, and AUSTIN FINANCIAL SERVICES, INC., a Delaware corporation (“Lender”), on the other hand.

WHEREAS, Borrower and Lender are contemporaneously herewith entering into that certain Loan and Security Agreement, dated as of even date herewith (as amended, restated, modified, renewed, extended, or replaced from time to time, the “Loan Agreement”) (Borrower and Guarantors are sometimes collectively referred to herein as, “Loan Parties” and individually as a “Loan Party”);

WHEREAS, each Obligor has made or may make certain loans or advances from time to time to one or more other Obligors which is a Loan Party; and

WHEREAS, each Obligor which is a Loan Party has agreed to subordinate in favor of Lender all indebtedness of the other Obligors owing to such Obligor, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.            Definitions; Interpretation.

(a)            Terms Defined in Loan Agreement. All initially capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)            Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Insolvency Events” has the meaning set forth in Section 3.

“Senior Debt” means the Obligations.

“Subordinated Debt” means, with respect to each Obligor, all indebtedness, liabilities, and other obligations of each other Obligor which is a Loan Party owing to such Obligor in respect of any and all loans, advances, royalty payments, license payments, or other obligations made by such Obligor which is a Loan Party to such other Obligor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by such other Obligor which is a Loan Party to such Obligor under or in connection with any documents or instruments related thereto.

“Subordinated Debt Payment” means any payment or distribution by or on behalf of any Obligor which is a Loan Party, directly or indirectly, of assets of such Obligor of any kind or character, whether in cash, property, or securities, including on account of the purchase, redemption, or other acquisition of Subordinated Debt, as a result of any collection, sale, or other disposition of Collateral, or by setoff, exchange, or in any other manner, in each case for or on account of any Subordinated Debt.

(c)            Interpretation. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

2.            Subordination to Payment of Senior Debt. As to each Obligor, all payments on account of the Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment, in full, in cash or cash equivalents, of the Senior Debt.

3.            Subordination Upon Any Distribution of Assets of the Obligors. As to each Obligor, in the event of any payment or distribution of assets of any other Obligor which is a Loan Party of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such other Obligor which is a Loan Party or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such other Obligor which is a Loan Party, or otherwise (but excluding a dissolution and/or liquidation of assets of an Obligor permitted under the Loan Agreement) (such events, collectively, the “Insolvency Events”): (i) all amounts owing on account of the Senior Debt shall first be paid, in full, in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which such Obligor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Lender for application to the payment of the Senior Debt in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to Lender in respect of such Senior Debt.

4.            Payments on Subordinated Debt.

(a)            Permitted Payments. So long as no Event of Default has occurred and is continuing, each Obligor may make, and each other Obligor shall be entitled to accept and receive, any Subordinated Debt Payment and any other payment otherwise permitted under the Loan Agreement.

(b)            No Payment Upon Senior Debt Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived, each Obligor shall not make, and each other Obligor shall not accept or receive, any Subordinated Debt Payment, except to the extent expressly permitted pursuant to the Loan Agreement. Obligors may make any payments missed due to the application of the immediately preceding sentence of this Section 4(b) in respect of the Subordinated Debt upon a cure or waiver of such Event of Default.

5.            Subordination of Remedies. Until all Senior Debt has been repaid in full, in cash or cash equivalents, and all commitments of Lender to extend credit under the Loan Agreement and the other Loan Documents have been irrevocably terminated, following the occurrence of any Event of Default and until such Event of Default is cured or waived, each Obligor shall not, without the prior written consent of Lender:

(a)            accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any other Obligor which is a Loan Party owing to such Obligor;

(b)            exercise any rights under or with respect to guaranties of the Subordinated Debt, if any;

(c)            exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Obligor to any other Obligor against any of the Subordinated Debt; or

(d)            commence, or cause to be commenced, or join with any creditor other than Lender in commencing, any bankruptcy, insolvency, or receivership proceeding against any other Obligor which is a Loan Party.

6.            Payment Over to Lender. In the event that, notwithstanding the provisions of Sections 3, 4, and 5, any Subordinated Debt Payments shall be received in contravention of such Sections 3, 4, and 5 by any Obligor, such Subordinated Debt Payments shall be held in trust for the benefit of Lender, and shall be paid over or delivered to Lender, for application to the payment, in full, in cash or cash equivalents of all Senior Debt remaining unpaid to the extent necessary to give effect to such Sections 3, 4, and 5, after giving effect to any concurrent payments or distributions to Lender in respect of the Senior Debt.

7.            Authorization to Lender. If, while any Subordinated Debt is outstanding, there is an occurrence and continuation of an Event of Default with respect to any other Obligor which is a Loan Party or its property: (i) Lender is hereby irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender; and (ii) each Obligor shall promptly take such action as Lender reasonably may request (A) to collect the Subordinated Debt for the account of Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Lender such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

8.            Certain Agreements of Each Obligor.

(a)            No Benefits. Each Obligor understands that there may be various agreements between or among Lender and one or more other Obligors evidencing and governing the Senior Debt, and each Obligor acknowledges and agrees that such agreements are not intended to confer any benefits on such Obligor (except to the extent provided in such Agreements) and that Lender shall have no obligation to such Obligor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b)            No Interference. Each Obligor acknowledges that each other Obligor which is a Loan Party has granted to Lender a security interest in all or certain portions of such Obligor’s assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Lender in accordance with applicable law.

(c)            Reliance by Lender. Each Obligor acknowledges and agrees that Lender will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents and making the Revolving Loans.

(d)            Waivers. Except as provided under the Loan Agreement, each Obligor waives any and all notice of the incurrence of the Senior Debt or any part thereof and any right to require marshaling of assets.

(e)            Obligations of Each Obligor Not Affected. Each Obligor hereby agrees that at any time and from time to time, without notice to or the consent of such Obligor, without incurring responsibility to such Obligor, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Lender hereunder: (i) the time for any other Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by Lender; (ii) the agreements of any other Obligor with respect to the Loan Documents may from time to time be modified by such other Obligor and Lender for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such other Obligor and Lender thereunder; (iii) the manner, place, or terms for payment by any other Obligor of Senior Debt or any portion thereof may be altered or the terms for payment extended, or the Senior Debt of any other Obligor may be renewed in whole or in part; (iv) the maturity of the Senior Debt of any other Obligor may be accelerated in accordance with the terms of any present or future agreement by any other Obligor and Lender; (v) any Collateral may be sold, exchanged, released, or substituted and any Lien in favor of Lender may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Debt may be discharged, released, or substituted; and (vii) all other rights against the other Obligors, any other Person, or with respect to any Collateral may be exercised (or Lender may waive or refrain from exercising such rights as provided in the Loan Documents or under applicable law) in each case, in accordance with the applicable Loan Documents and applicable law.

(f)            Rights of Lender Not to Be Impaired. No right of Lender to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Obligor or Lender hereunder or under or in connection with the other Loan Documents or by any noncompliance by such other Obligor with the terms and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof Lender may have or otherwise be charged with.

(g)            Financial Condition of the Obligors. Except as provided under the Loan Agreement, each Obligor shall not have any right to require Lender to obtain or disclose any information with respect to: (i) the financial condition or character of any other Obligor or the ability of such other Obligor to pay and perform Senior Debt; (ii) the Senior Debt; (iii) the Collateral or other security for any or all of the Senior Debt; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Debt; (v) any action or inaction on the part of Lender or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h)            Acquisition of Liens or Guaranties. Each Obligor shall not, without the prior consent of Lender, acquire any right or interest in or to any Collateral not owned by such Obligor or accept any guaranties for the Subordinated Debt which are not currently existing or being entered into in connection with the transactions contemplated by the Loan Documents except to the extent permitted by the Loan Agreement or the other Loan Documents.

9.            Subrogation.

(a)            Subrogation. Until the payment and performance in full of all Senior Debt, and all commitments of Lender to extend credit under the Loan Agreement and the other Loan Documents have been irrevocably terminated, each Obligor shall not have, and shall not directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to Lender, hereunder or otherwise. Upon the payment and performance in full of all Senior Debt, and all commitments of Lender to extend credit under the Loan Agreement and the other Loan Documents have been irrevocably terminated, each Obligor shall be subrogated to the rights of Lender to receive payments or distributions applicable to the Senior Debt until the Subordinated Debt shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions by any Obligor to Lender, of any cash, property, or securities to which any other Obligor would be entitled except for the provisions of Section 3, 4, or 5 shall, as among such Obligor, its creditors, and the other Obligors, be deemed to be a payment by such Obligor to or on account of the Senior Debt.

(b)            Payments Over to the Obligors. If any payment or distribution to which any Obligor would otherwise have been entitled but for the provisions of Section 3, 4, or 5 shall have been applied pursuant to the provisions of Section 3, 4, or 5 to the payment of all amounts payable under the Senior Debt, such Obligor shall be entitled to receive from Lender any payments or distributions received by Lender in excess of the amount sufficient to pay in full all amounts payable under or in respect of the Senior Debt. If any such excess payment is made to Lender, Lender shall promptly remit such excess to such Obligor and until so remitted shall hold such excess payment for the benefit of such Obligor.

10.          Continuing Agreement; Reinstatement.

(a)            Continuing Agreement. This Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Obligor until payment and performance in full of the Senior Debt (other than contingent indemnification obligations). The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with any other Obligor.

(b)            Reinstatement. This Agreement shall continue to be effective or shall be reinstated, as the case may be, if, for any reason, any payment of the Senior Debt by or on behalf of the other Obligor shall be rescinded or must otherwise be restored by Lender, whether as a result of an Insolvency Event or otherwise.

11.          Transfer of Subordinated Debt. Each Obligor may not assign or transfer its rights and obligations in respect of the Subordinated Debt without the prior written consent of Lender and any such transferee or assignee, as a condition to acquiring an interest in the Subordinated Debt shall agree to be bound hereby, in form satisfactory to Lender.

12.          Obligations of the Obligors Not Affected. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of each Obligor against the other Obligors, on the one hand, and of Lender against such other Obligors, on the other hand. Nothing contained in this Agreement shall (i) impair, as between each Obligor and each other Obligor, the obligation of such other Obligor to pay its obligations with respect to the Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Obligor against each other Obligor, on the one hand, and of the creditors (other than Lender) of such other Obligor against such other Obligor, on the other hand.

13.          Endorsement of Obligor Documents; Further Assurances and Additional Acts.

(a)            Endorsement of Obligor Documents. At the request of Lender, all documents and instruments evidencing any of the Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Agreement, and each Obligor shall promptly deliver to Lender evidence of the same.

(b)            Further Assurances and Additional Acts. Each Obligor shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Lender reasonably shall deem necessary or appropriate to effectuate the purposes of this Agreement, and promptly provide Lender with evidence of the foregoing reasonably satisfactory in form and substance to Lender.

14.          Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Loan Agreement. For the purposes hereof, the address of each party hereto shall be as set forth in the Loan Agreement or, as to any such party, such other address as shall be designated by such party in a written notice to the other parties hereto.

15.          No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Lender.

16.          Costs and Expenses. Each of the Obligors jointly and severally agrees to pay to Lender on demand all reasonable out-of-pocket costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the negotiation, preparation, execution and delivery of, and reasonable costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the administration, enforcement or attempted enforcement of, and preservation of rights or interests under, this Agreement (including any amendments, modifications, or waivers of the terms hereof), including any out-of-pocket costs and expenses sustained by Lender as a result of any failure by any Obligor to perform or observe its obligations contained in this Agreement.

17.          Survival. All covenants, agreements, representations and warranties made in this Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as any Senior Debt remains unpaid (other than contingent indemnification obligations). Without limiting the generality of the foregoing, the obligations of each Obligor under Section 16 shall survive the satisfaction of the Senior Debt.

18.          Benefits of Agreement. This Agreement is entered into for the sole protection and benefit of the parties hereto, and their permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

19.          Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Obligor and Lender as well as their respective permitted successors and permitted assigns.

20.          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OBLIGOR AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20.

(c)            EACH OBLIGOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OBLIGOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

21.         Reference Provision. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(a)            With the exception of the items specified in Section 21(b), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Loan Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").

(b)            The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c)            The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d)            The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e)            The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f)            Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g)            The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(h)            If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i)            THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

22.          Entire Agreement; Amendments and Waivers.

(a)            Entire Agreement. This Agreement and the other Loan Documents to which Obligors are a party constitute the entire agreement of each of the Obligors and Lender with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions, and understandings, oral or written, with respect thereto.

(b)            Amendments and Waivers. No amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Obligors and Lender; and no waiver of any provision of this Agreement, or consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender. Any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

23.          Conflicts. In case of any conflict or inconsistency between any terms of this Agreement, on the one hand, and any documents or instruments in respect of the Subordinated Debt, on the other hand, then the terms of this Agreement shall control.

24.          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement or the validity or effectiveness of such provision in any other jurisdiction.

25.         Interpretation. This Agreement is the result of negotiations between, and have been reviewed by the respective counsel to, the Obligors and Lender and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of such party’s involvement in the preparation hereof.

26.         Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an executed original counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement shall become effective as to each Obligor upon the execution and delivery of a counterpart hereof by such Obligor (whether or not a counterpart hereof shall have been executed and delivered by any other Obligor).

27.          New Obligors. In the event that Lender requires one or more new direct or indirect subsidiaries or affiliates of Borrower to enter into this Agreement, they may do so by executing and delivering in favor of Lender a supplement to this Agreement in the form of Annex 1 attached hereto. Upon the execution and delivery of such supplement by such new subsidiary or affiliate, such subsidiary or affiliate shall become an Obligor hereunder with the same force and effect as if originally named as an Obligor herein. The execution and delivery of any instrument adding an additional Obligor as a party to this Agreement shall not require the consent of any Obligor hereunder. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor hereunder.

28.          Termination of Agreement. Upon final payment and performance in full, in cash or cash equivalents, of the Senior Debt (other than contingent indemnification obligations), and all commitments of Lender to extend credit under the Loan Agreement and the other Loan Documents have been irrevocably terminated, this Agreement shall terminate and Lender shall promptly execute and deliver to each Obligor such documents and instruments as shall be necessary to evidence such termination.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

OBLIGORS:	SUGARFINA CORPORATION, a Delaware corporation

By:
Name:
Title:

SUGARFINA IP LLC, a Delaware limited liability company

By:
Name:
Title:

SUGARFINA USA LLC, a Delaware limited liability company

By:
Name:
Title:

SUGARFINA GLOBAL LLC, a Delaware limited liability company

By:
Name:
Title:

SUGARFINA GLOBAL CANADA LTD, a Canadian company

By:
Name:
Title:

BRISTOL LUXURY GROUP LLC, a Delaware limited liability company

By:
Name:
Title:

Intercompany Subordination Agreement

LENDER:	AUSTIN FINANCIAL SERVICES, a Delaware corporation

By:
Name:
Title:

Intercompany Subordination Agreement

ANNEX 1 TO INTERCOMPANY SUBORDINATION AGREEMENT

FORM OF SUPPLEMENT

Supplement No. ____ (this “Supplement”) dated as of _______________, to the Intercompany Subordination Agreement dated as of May ___, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “New Obligors” and each individually “New Obligor”) and AUSTIN FINANCIAL SERVICES, a Delaware corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of May ___, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Sugarfina Corporation, a Delaware corporation, Sugarfina IP LLC, a Delaware limited liability company, Sugarfina USA LLC, a Delaware limited liability company, Sugarfina Global LLC, a Delaware limited liability company and Sugarfina Global Canada LTD, a Canadian company (individually and collectively, “Borrower”) and Lender, Lender is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement or the Loan Agreement; and

WHEREAS, pursuant to the Subordination Agreement, Lender may require new direct or indirect subsidiaries or affiliates of any Obligor to execute and deliver the Subordination Agreement, and the execution of the Subordination Agreement by the undersigned New Obligor or New Obligors may be accomplished by the execution of this Supplement in favor of Lender.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Obligor hereby agrees as follows:

1.            In accordance with Section 27 of the Subordination Agreement, each New Obligor, by its signature below, becomes an “Obligor” under the Subordination Agreement with the same force and effect as if originally named therein as an “Obligor” and each New Obligor hereby (a) agrees to all of the terms and provisions of the Subordination Agreement applicable to it as an “Obligor” thereunder and (b) represents and warrants that the representations and warranties made by it as an “Obligor” thereunder are true and correct in all material respects on and as of the date hereof (except for any such representation and warranty which specifically relates to an earlier date). Each reference to an “Obligor” in the Subordination Agreement shall be deemed to include each New Obligor. The Subordination Agreement is incorporated herein by reference.

2.            Each New Obligor represents and warrants to Lender that this Supplement has been duly executed and delivered by such New Obligor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.            This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4.            Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

5.            This Supplement shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Annex 1

IN WITNESS WHEREOF, each New Obligor and Lender have duly executed this Supplement to the Subordination Agreement as of the day and year first above written.

New Obligors:	[Name of New Obligor]

By:
Name:
Title:

Address for Notices:
[ ]
[ ]
Fax: [ ]

[Name of New Obligor]

By:
Name:
Title:

Address for Notices:
[ ]
[ ]
Fax: [ ]

Lender:	AUSTIN FINANCIAL SERVICES

By:
Name:
Title:

Annex 1